SETTLEMENT AGREEMENT WITH MUTUAL RELEASES

         This SETTLEMENT AGREEMENT WITH MUTUAL RELEASES ("Settlement") is entered into as of June 15, 2005, by and among HEALTH EXPRESS USA, INC. ("Health Express"), HEALTH EXPRESS FRANCHISE COMPANY ("Health Franchise"), THE MYRICK CORP. ("Myrick"), THE JUNIE CORP. ("Junie") and SUSAN GREENFIELD ("Greenfield") with reference to the following facts and claims:

                                    RECITALS

         A. Health Express' wholly-owned subsidiaries are Health Franchise, Healthy Bites Grill, Inc. and Healthy Bites Grill of Boca, Inc. Health Express, together with its wholly-owned subsidiaries, are collectively referred to as "Health Corp."

         B. Greenfield was a director of Health Express and obtained franchises from Health Franchise through her wholly-owned subsidiaries, Junie and Myrick in 2003.

         C. Health Franchise and Junie entered into a Healthy Bites Grill Franchise Agreement on February 14, 2003 (the "Junie Franchise Agreement").

         D. Health Franchise and Myrick entered into a Healthy Bites Grill Franchise Agreement on September 30, 2003 (the "Myrick Franchise Agreement").

         E. On December 27, 2003, Health Express issued a Five and One Half Percent (5.5%) Promissory Note to Greenfield in amount of One Hundred Seventy-One Thousand Six Hundred Sixty Dollars ($171,660.00) (the "Note"). The outstanding balance, including interest, on the Note as of April 30, 2005 is One Hundred Ninety Thousand Nine Hundred Twenty-Seven and 74/100 ($190,927.74) (the "Outstanding Note Amount").

         F. Health Franchise, Junie and Greenfield desire to terminate all of the obligations due and owning under the Junie Franchise Agreement and to mutually release one another from any liability arising prior to the date hereof in connection with the matters set forth herein, the Junie Franchise Agreement or the business relationship between Junie and Greenfield on the one hand, and Health Corp. on the other hand.

         G. Health Franchise, Myrick and Greenfield desire to terminate all of the obligations due and owning under the Myrick Franchise Agreement and to mutually release one another from any liability arising prior to the date hereof in connection with the matters set forth herein, the Myrick Franchise Agreement or the business relationship between Myrick and Greenfield on the one hand, and Health Corp. on the other hand.

         H. Greenfield and Health Express desire to simultaneously terminate and convert the Note into shares of Health Express' common stock, par value $0.001 per share (the "Common Stock").


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         I. As additional consideration, Health Express shall transfer its One
Hundred Percent (100%) ownership interest in Health Franchise to Greenfield.

         K. Each of the parties to the Settlement expressly acknowledges that the provisions of the Settlement require approval of the shareholders of Health Express pursuant to a Schedule 14C Information Statement (the "Information Statement").

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. PURPOSE OF AGREEMENT. This Agreement is entered into in good faith for the purpose of settling completely those claims of each of the parties to this Settlement with regard to the matters described in the Recitals hereinabove. Neither this Settlement nor any of its terms is admissible in any proceeding between the parties, except a proceeding to interpret or enforce its terms.

         2. EFFECTIVE DATE AND VOTING AGREEMENT. The provisions of Sections 3, 4 and 5 of the Settlement shall be effective as of a date five (5) business days after the shareholders of Health Express approve the provisions of the Settlement pursuant to the Information Statement (the "Closing Date"). Each of the parties to the Settlement agree to vote all shares of Common Stock of Health Express owned by it in favor of all proposals presented in the Information Statement, including but not limited, the terms of the Settlement and the terms of the share exchange between Health Express and Aim American Mortgage, Inc.

         3. TERMINATION OF THE OBLIGATIONS. Effective as of the Closing Date, the obligations due and owing under the Junie Franchise Agreement and the Myrick Franchise Agreement are terminated, including but not limited to the franchise fees due thereunder and the support obligations on the part of Health Franchise and Health Express referenced therein.

         4. ISSUANCE OF SHARES. On the Closing Date, Health Express shall issue a number of shares of its Common Stock based on the following formula: (a) the Outstanding Note Amount plus accrued interest of Five and One Half Percent (5.5%) per annum from the date hereof through the Closing Date, divided by (b) Eighty Percent (80%) of the average closing bid price of the Common Stock for the three lowest trading days of the five trading days immediately preceding the Closing Date.

         5. OWNERSHIP IN HEALTH EXPRESS. On the Closing Date, Health Express shall transfer its One Hundred Percent (100%) ownership interest in Health Franchise to Greenfield. The authorized capital stock of Health Franchise consists of One Hundred (100) shares of common stock, par value $1.00 per share, One Hundred (100) of which are issued and outstanding (the "Shares"). Health Express shall deliver to Greenfield original stock certificates representing the


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Shares, together with stock powers duly executed in blank on the Closing Date.
Health Express represents and warrants that the Shares are owned of record, legally and beneficially by Health Express. Health Express represents and warrants that the Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of the Shares hereunder, Greenfield will acquire title thereto, free and clear of any and all Encumbrances.

         6. MUTUAL RELEASES OF ALL CLAIMS. Except to the extent expressly set forth herein:

                  (a) As of the Closing Date, Health Corp. releases and discharges Junie, Myrick and Greenfield and their respective stockholders, officers, directors, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns (collectively, the "Greenfield Released Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which Health Corp. and its respective stockholders, officers, directors, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns ever had, now have, or hereafter can, shall or may have against Junie, Myrick and Greenfield and the Greenfield Released Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Closing Date.

                  (b) As of the Closing Date, Junie, Myrick and Greenfield release and discharge Health Corp. and its respective stockholders, officers, directors, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns (collectively, the "Health Corp. Released Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which Junie, Myrick and Greenfield and their respective stockholders, officers, directors, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns ever had, now have, or hereafter can, shall or may have against Health Corp. and the Health Corp. Released Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Closing Date.

                  (c) Each of the parties to the Settlement acknowledges and agrees that nothing contained in paragraph (b) and (c) of this Section 6 shall release or discharge the parties from the rights, duties and obligations assumed under this Settlement.

         7. REPRESENTATIONS AND WARRANTIES.

                  (a) Each of the parties to the Settlement represents and warrants that it has not heretofore assigned or transferred, or purported to assign or transfer, any of the claims released pursuant to this Settlement to any other person not a party hereto and that it is fully entitled to compromise and settle same.

                  (b) Each of the parties shall indemnify the other parties against all costs, expenses, and judgments, including all attorney's fees


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incurred, arising in connection with the breach of a parties' representations, warranties, agreements or undertakings herein, or in the event any third party shall assert any of the claims released pursuant to this Settlement based upon the purported assignment or transfer thereof to such third party.

         8. FLORIDA LAW. All questions with respect to the construction of this Settlement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Florida.

         9. NO ADMISSIONS. Notwithstanding any other provisions hereof, each of the parties acknowledges that this Settlement effects the settlement of claims which are denied and contested by the other, and that nothing contained herein shall be construed as an admission of liability by or on behalf of the other parties, all of which liability is expressly denied.

         10. OWN COUNSEL. Each of the parties to the Settlement acknowledges that it has been represented by counsel of its own choice throughout all of the negotiations which preceded the execution of this Settlement and in connection with the preparation and execution of this Settlement.

         11. COVENANT NOT TO SUE. Except insofar as a party's rights are concerned in connection with a breach or default of this Settlement by the other party, each party agrees that it will forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other parties based on, arising out of, or in connection with any claim, debt, liability, demand, obligation, cost, expense, action, or cause of action that is released and discharged by reason of this Settlement. Without limitation and notwithstanding any other provisions hereof, each party's rights and remedies in connection herewith shall be limited solely to the right to recover damages, if any, in an action at law. No party shall be entitled to, and each party hereby absolutely, irrevocably and unconditionally waives and agrees not to seek or assert any form of equitable or injunctive relief including, but not limited to, any temporary, preliminary or permanent injunction with respect to, or other right to impair or interfere with, the rights or exercise thereof granted to or retained by a party hereunder, as the case may be.

         12. COUNTERPARTS. This Settlement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. This Settlement may be transmitted for reproduction and execution by any means now known or hereafter devised including, without limitation, facsimile or electronic file transmission, and may be printed on different paper formats or in different fonts, any or all of which may result in variations to the pagination and appearance of the counterpart versions of this Settlement. The execution and delivery of counterparts of this Settlement, by facsimile or by original manual signature, regardless of the means or any such variation in pagination or appearance shall be binding upon the parties executing this Settlement.

         13. FURTHER ACTS. Each party agrees to perform such further acts and execute, acknowledge and deliver such additional instruments or documents, promptly upon each of the other parties' request therefor, which are reasonably


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necessary or desirable to confirm, protect, or carry out any of the provisions of this Settlement.

         14. CAPTIONS. The captions of paragraphs contained in this Settlement are for reference only and are not to be construed in any way as a part of this Settlement.

         15. OWN COSTS. Each party will bear its own costs, expenses, and attorney's fees that it has heretofore incurred in connection with or arising out of the matters set forth in the Recitals hereinabove.

         16. ATTORNEY'S FEES. In the event of any action, suit, petitions, appeals or other proceeding concerning the interpretation, validity, performance or breach of any of the terms and conditions of this Settlement, the prevailing party shall recover reasonable attorney's fees, costs and expenses incurred in each and every such proceedings.

         17. ENTIRE AGREEMENT. This Settlement represents the entire agreement between the parties to the Settlement with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. Each of the parties hereto covenants that it has not entered into this Settlement as a result of any representation, agreement, inducement or coercion, except to the extent specifically provided herein. Each of the parties hereto further covenants that the consideration recited herein is the only consideration for entering into this Settlement, and that no promises or representations of other or further consideration have been made by any person. This Settlement may be amended only by an agreement in writing and duly executed by both parties hereto. This Settlement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, representatives, successors and assigns.

         18. SEVERABILITY. In the event any covenant, condition, or other provision herein is held to be invalid, void, or illegal, the same shall be deemed severed from the remainder of this Settlement and shall in no way affect, impair or invalidate any other covenant, condition, or other provision herein. If any covenant, condition, or other provision herein is held to be invalid due to its scope or breadth, such covenant, condition, or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         19. AUTHORITY. Each of the parties warrants and represents that each of the persons and/or entities executing this Settlement is duly empowered and authorized to do so.


                       [SIGNATURES ON THE FOLLOWING PAGE]


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        WHEREFORE, the parties have executed this Settlement as of the date first above written.


                                     HEALTH EXPRESS USA, INC.



                                     ___________________________________
                                     By:________________________________
                                     Its:________________________________


                                     HEALTH EXPRESS FRANCHISE COMPANY



                                     ___________________________________
                                     By:________________________________
                                     Its:________________________________


                                     THE JUNIE CORP.



                                     ___________________________________
                                     By:________________________________
                                     Its:________________________________


                                     THE MYRICK CORP.



                                     ___________________________________
                                     By:________________________________
                                     Its:________________________________


                                     ___________________________________
                                     Susan Greenfield